Exhibit 10.9

San Jose National Bank
One North Market Street
San Jose, California 95113
Phone: (408) 947-7562
Fax: (408) 947-0362
e-mail: thebank@sjnb.com

June 11, 1998

Mr. Robert Smith, CEO
Digital Power Corporation
41920 Christy Street
Fremont, CA 94538

                      LOAN COMMITMENT AND LETTER AGREEMENT

Dear Mr. Smith:

We are pleased to confirm to you the following Credit Facility subject to the terms and conditions set forth below:

I.      PARTIES

Lender:        San Jose National Bank ("Bank")
               One North Market Street
               San Jose, CA 95113

Borrower:      Digital Power Corporation ("Borrower")
               41920 Christy Street
               Fremont, CA 94538

II.     CREDIT FACILITY

Type: Standard (Borrowing Base) line of credit having an inventory subfeature.

Term: Maturity of June 15, 1999. Advances at Borrowers request, subject to availability as determined by the Borrowing Base Certificate.

Amount:        $3,000,000 (Three Million Dollars).

Collateral:    Broadform UCC-1 filing on all business assets with a priority filing in accounts receivable.

Payments:      Monthly interest only payments.  Principal at maturity.

Rate & Fee:    Bank's Prime Rate, floating. $500 documentation fee.

Guarantor:     None.

Digital Power Corporation
Commitment Letter dated June 11, 1998
page 2 of 3


III.    CONDITIONS

1)   Satisfactory execution of all Bank documents.
2) In consideration of the rate charged and the credit extended, Borrower will maintain its primary commercial banking relationship with Bank.
3)   Borrower to maintain general insurance coverage naming Bank as loss payee.
4) Borrower to provide quarterly, internally prepared financial statements within 45 days of quarters end. Financial statements are to show the consolidated and separate results of Digital Power and Gresham Power (next due August 15, 1998).
5) To provide a CPA audited financial statement within 120 days of each fiscal year end (next due April 30, 1999).
6) To provide monthly A/R & A/P and inventory breakdown report accompanied by a Bank provided Borrowing Base Certificate within 20 days of month end (next due by July 20, 1998).
7) Advances under the line of credit are subject to a 80% advance rate on eligible receivables. Ineligible receivables include those receivables which are over 60 days delinquent, those which have concentrations in excess of 15% (Foresight will be allowed a 25% concentration), those which have 25% or more over 90 days delinquent, intercompany, foreign, contra, employee and government accounts.
8) The advance rate on inventory will be $500,000 or 20% of total inventory, whichever is less; borrower to maintain U.S. inventory in the minimum amount of $500,000.
9) An annual accounts receivable audit will be required with the next due in April 1999. All audits are to be deemed satisfactory to the bank. In lieu of future audits, borrower can allow its outside CPA to provide work papers verifying A/R and Inventory audit results.
10) Financial covenants consist of the following and will be calculated using the consolidated financial statement figures:
     a)   Quarterly profitability.
     b) Maintain a maximum debt to tangible net worth ratio of 1.50 to 1. Currently .98 to 1.
     c)   Maintain a tangible net worth of $6,250,000.  Currently $7,051,000.
11) Borrower will not seel, hypothecate or encumber its interest in Gresham Power Electronics without Bank's prior approval.

Digital Power Corporation
Commitment Letter dated June 11, 1998
page 3 of 3



Upon any default by Borrower under any of the terms or conditions of this agreement, or under the events of default listed in said note, or if a default occurs in any other loan or obligation to San Jose National Bank by you or in any other credit obligation by Borrower, these loans and/or lines of credit shall, at the option of the Bank, immediately terminate and Bank may declare all sums of principal and interest remaining unpaid on loans made and note issued under these line of credit and loans immediately due and payable without notice.

Your acknowledgment of this letter shall constitute acceptance of the foregoing terms and conditions. Unless accepted, this commitment shall expire on June 30, 1998.

We appreciate the opportunity to make this commitment to you and look forward to a long and mutually beneficially relationship.

Sincerely,


By:     /s/ Tim Johnson
   ----------------------------------
        Tim Johnson
        Vice President


Acknowledged and agreed to:

DIGITAL POWER CORPORATION



By:    /s/ Robert Smith
   ----------------------------------
        Robert Smith
        President & CEO